Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 46	Trade Date: 6/16/2003
(To Prospectus dated July 22, 2002)	Issue Date: 6/19/2003

The date of this Pricing Supplement is June 16, 2003

CUSIP or Common Code:	41013MQH6	41013MQJ2	41013MQK9	41013MQL7

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,494,944.00	$2,454,210.00	$303,688.00	$1,195,032.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.400%

Reallowance:	1.500%	1.500%	2.000%	2.000%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	6/15/2007	6/15/2008	6/15/2011	6/15/2011

Stated Annual Interest Rate:	2.050%	2.500%	Step: 2.250% through 6/14/2005, and 4.500% thereafter (unless called)	3.250%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	7/15/2003	7/15/2003	7/15/2003	7/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	6/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 46	Trade Date: 6/16/2003
(To Prospectus dated July 22, 2002)	Issue Date: 6/19/2003

The date of this Pricing Supplement is June 16, 2003

CUSIP or Common Code:	41013MQM5	41013MQN3	41013MQP8

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$154,645.00	$1,537,612.50	$24,239,562.50

Discounts and Commissions:	1.500%	1.750%	2.750%

Reallowance:	2.000%	2.750%	3.500%

Dealer:	98.800%	98.600%	97.600%

Maturity Date:	6/15/2013	6/15/2015	6/15/2028

Stated Annual Interest Rate:	3.750%	4.200%	5.000%

Interest Payment Frequency:	Monthly	Monthly	Semi

First Payment Date:	7/15/2003	7/15/2003	12/15/2003

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/2005 Callable one time only at 100% on call date above with 30 days notice.	6/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.